================================================================================

                         U.S. $25,000,000.00 TERM LOAN

                                      and

                   U.S. $5,000,000 REVOLVING LINE OF CREDIT

                                    between

                             PJ ACQUISITION CORP.

                                      and

                            BANK ONE, KENTUCKY, NA



================================================================================


                          Dated as of August 21, 2001

                                 LOAN AGREEMENT
                                 --------------


     THIS LOAN AGREEMENT (the "Loan Agreement" or the "Agreement"), is made and entered into on this 21st day of August, 2001, by and between (i) PJ ACQUISITION CORP., a Delaware corporation with principal office and place of business in Birmingham, Alabama (the "Borrower"), and (ii) BANK ONE, KENTUCKY, NA, a national banking association with principal office and place of business in Louisville, Kentucky (the "Bank").

     P R E L I M I N A R Y  S T A T E M E N T:
     ----------------------------------------

     A. The Borrower desires to obtain a term loan in the original principal amount of up to Twenty-Five Million Dollars ($25,000,000.00) (the "Term Loan") from the Bank to provide funds to purchase shares of common stock of PJ America, Inc., a Delaware corporation ("PJ America"), that are tendered to the Borrower pursuant to the Offer to Purchase for Cash All Outstanding Shares of Common Stock of PJ America, Inc. dated July 20, 2001 (the "Tender Offer") and/or pursuant to that certain Agreement and Plan of Merger dated as of June 28, 2001, between the Borrower and PJ America (the "Merger Agreement"), pursuant to which the Borrower will be merged into PJ America with PJ America being the surviving corporation (the "Merger").

     B. The Borrower further desires to obtain a revolving line of credit in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Revolving Line of Credit") from the Bank to provide liquidity to the Borrower and to finance the working capital needs of the Borrower.

     C. The Bank shall have no obligation to disburse the principal of either the Term Loan or the Revolving Line of Credit unless and until the Borrower is obligated to purchase shares of common stock of PJ America pursuant to and in accordance with the terms and conditions set forth in the Tender Offer. In the event the Borrower purchases shares of common stock of PJ America pursuant to the Tender Offer, the Borrower and PJ America are obligated to consummate the Merger. Upon the consummation of the Merger, all references in this Loan Agreement and the other Loan Documents to the Borrower shall thereafter constitute a reference to PJ America, PJ America and the Bank shall execute and deliver the Assumption Agreement in the form of Exhibit A attached hereto and made a part hereof, and all references in this Loan Agreement to the term "Borrower" shall constitute a reference to PJ America as the successor by merger of the Borrower into PJ America.

     D. The Bank desires to make the Term Loan to the Borrower and to establish the Revolving Line of Credit in favor of the Borrower upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Bank to make the Term Loan to the Borrower and to establish the Revolving Line of Credit in favor of the Borrower, each of the Borrower and the Bank hereby agree as follows:

                                   SECTION 1

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.   Defined Terms.  As used in this Loan Agreement, the following terms
          -------------
have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Affiliate" of any Person means any Person that, directly or
           ---------
indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Applicable LIBOR Margin" means the per annum percentages set forth
           -----------------------
in the table appearing in Sections 2.4(b) and 3.6(b) hereof.

          "Assumption Agreement" means the Assumption Agreement in the form of
           --------------------
Exhibit A attached hereto and made a part hereof, pursuant to which PJ America will confirm the assumption by PJ America by operation of law of all obligations of the Borrower under this Loan Agreement and the other Loan Documents to which the Borrower is a party effective as of the date of the consummation of the Merger.

          "Availability Fee" has the meaning set forth in Section 3.7 hereof.
           ----------------

          "Base Rate" means the Prime Rate.
           ---------

          "Base Rate Tranche" means, as of each date of determination thereof,
           -----------------
the portion of the unpaid principal of the Term Loan and/or the Revolving Line of Credit that bears interest at the Base Rate.

          "Business Day" means (a) any day other than a Saturday, Sunday or any
           ------------
other day on which commercial banks in Louisville, Kentucky are authorized or required to close under applicable law, and (b) any London Business Day.

          "Capital Expenditures" means, for any period, the aggregate of all
           --------------------
expenditures (whether in cash or accrued as liabilities and including that portion of capital leases originally incurred during such period which is capitalized on the balance sheet of the Borrower) by the Borrower during such period that, in conformity with GAAP, are included in the balance sheet of the Borrower.

     "Change of Control" means with respect to the Borrower or, if applicable,
      -----------------
any Subsidiary of the Borrower, the occurrence of any of the following (except to the extent specifically permitted or required under this Loan Agreement):

          (a) a merger, consolidation, reorganization, recapitalization or share or interest exchange or sale or transfer or any other transaction (or any series of such transactions) in which the stockholders or interest holders, as the case may be, immediately prior to such transaction (or series of transactions) receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons (and their Affiliates) who, individually or in the aggregate, were holders of 50% or more of the voting stock, securities or equity or ownership interests of the Borrower or such Subsidiary immediately prior to such transaction (or series of transactions) hold less than 50% of the voting stock, securities or other equity or ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis, except that the Borrower may acquire shares of common stock of PJ America pursuant to the Tender Offer, the Borrower may merge into PJ America pursuant to the Merger, and any Subsidiary of PJ America may merge into PJ America or any other Subsidiary without causing a Change of Control;

          (b) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of the assets of the Borrower or any Subsidiary of the Borrower other than to a Subsidiary of the Borrower or any of its Subsidiaries and other than a sale directly or indirectly by the Borrower of a "market" or "territory" as contemplated in Section 8.3 hereof;

          (c) the initial public offering of securities by the Borrower or any Subsidiary of the Borrower if the result thereof will cause the test set forth in subsection (a) of this definition of Change of Control to be satisfied;

          (d) PJ America ceases to directly or indirectly hold 100% of the capital stock, securities and/or equity or ownership interests of any Guarantor or any of its or their Subsidiaries other than as a result of a sale directly or indirectly by PJ America of a "market" or "territory" as contemplated in Section
8.3 hereof; or

          (e) any "change in/of control" or "sale" or similar event as defined in any document governing indebtedness of PJ America or any Subsidiary of PJ America which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof unless the same is waived in writing by such holder and a copy of such written waiver is provided to the Bank.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Commonly Controlled Entity" means an entity, whether or not incorporated,
      --------------------------
which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

     "Consolidated Current Maturities of Long-Term Debt" means, for the period
      -------------------------------------------------
in question, all regularly scheduled principal of the Consolidated Funded Debt paid by the Borrower and its Subsidiaries during such period in accordance with the amortization schedule set forth in the underlying debt instruments governing the long-term Consolidated Funded Debt of the Borrower and its Subsidiaries, including, without limitation, that portion of all payments under all capital leases to which the Borrower or any Subsidiary is a party which has not been included in the definition of Consolidated Interest Expense, all as determined in accordance with GAAP.

     "Consolidated EBITDA" means, for the period in question:
      -------------------

          (a)  the sum for such period of

               (1) the Consolidated Net Income After Tax of the Borrower and its Subsidiaries;

               (2) the Consolidated Interest Expense of the Borrower and its Subsidiaries to the extent deducted in determining the Consolidated Net Income After Tax of the Borrower and its Subsidiaries;

               (3) all taxes on or measured by income to the extent deducted in determining the Consolidated Net Income After Tax of the Borrower and it Subsidiaries;

               (4) the aggregate amount of depreciation expense, amortization expense, and other similar non-cash charges (including, without limitation, losses due to equity investments) reasonably acceptable to the Bank, to the extent deducted in determining the Consolidated Net Income After Tax of the Borrower and its Subsidiaries; and

               (5) the amount, if any, of expenditures related to the Tender Offer, the Merger and the Term Loan which are deductible in accordance with GAAP or for federal income tax purposes;

minus
-----

          (b) for any period, the aggregate non-cash gains for such period from equity investments to the extent added in determining the Consolidated Net Income After Tax of the Borrower and its Subsidiaries for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, as of each fiscal quarter
      ----------------------------------------
end of the Borrower during the term of this Loan Agreement, the ratio of (a) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four-fiscal quarter period ended on such fiscal quarter end, to (b) the Consolidated Fixed Charges of the Borrower and its Subsidiaries for the four-fiscal quarter period ended on such fiscal quarter end.

     "Consolidated Fixed Charges" means, for the period in question, the sum of
      --------------------------
the
amounts for such period of (a) the Consolidated Interest Expense of the Borrower and its Subsidiaries, (b) all dividends and distributions permitted to be paid to the shareholders of the Borrower except to the extent the same are paid to the shareholders of the Borrower in satisfaction of the taxes referred to in subsection (c) of this definition of Consolidated Fixed Charges, (c) all taxes on or measured by income to the extent deducted in determining the Consolidated Net Income After Tax of the Borrower and its Subsidiaries, and (d) the Consolidated Current Maturities of Long-Term Debt of the Borrower and its Subsidiaries, other than any portion of the unpaid principal balance of the Term Loan required to be prepaid to the Bank pursuant to Section 2.6(a) hereof, in each case as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Funded Debt" means, as of any day, all capitalized lease
           ------------------------
obligations of the Borrower and its Subsidiaries, all debt created, issued, guaranteed, incurred or assumed by the Borrower and its Subsidiaries for money borrowed, including, without limitation, subordinated debt, all liability of the Borrower and its Subsidiaries for the deferred purchase price of property, all contingent liabilities of the Borrower and it Subsidiaries (including the obligation to reimburse any financial institution for any drafts drawn on letters of credit), all obligations secured by any Lien on property owned by the Borrower and its Subsidiaries, and all mandatory redeemable preferred stock of the Borrower, in each case as determined on a consolidated basis in accordance with GAAP; provided, however, the term Funded Debt shall not include any
           -----------------
operating leases of the Borrower or its Subsidiaries or any guaranties of any operating leases issued by the Borrower or its Subsidiaries or the accounts payable of the Borrower or its Subsidiaries.

          "Consolidated Interest Expense" means, for the period in question,
           -----------------------------
total interest expense (including that attributable to capital leases in conformity with GAAP) of the Borrower and its Subsidiaries during such period with respect to all outstanding Consolidated Funded Debt of the Borrower and its Subsidiaries, including, without limitation, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under interest rate agreements, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Leverage Ratio" means, as of each fiscal quarter end of
           ---------------------------
the Borrower during the term of this Loan Agreement, the ratio of (a) the Consolidated Funded Debt of the Borrower and its Subsidiaries as of such fiscal quarter end, to (b) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four-fiscal quarter period ended on such fiscal quarter end. The Consolidated Leverage Ratio shall be determined on each Consolidated Leverage Ratio Determination Date during the term of this Loan Agreement; provided,
                                                                 ---------
however, each change in the Consolidated Leverage Ratio shall be effective, for
-------
purposes of determining the Applicable LIBOR Margin and the applicable Availability Fee, as of the first day of the fiscal quarter immediately succeeding the fiscal quarter in respect of which the Consolidated Leverage Ratio was most recently calculated.

          "Consolidated Leverage Ratio Determination Date" means, with respect
           ----------------------------------------------
to each fiscal quarter of the Borrower, the date of delivery of the unaudited financial statements of the Borrower and its Subsidiaries for the fiscal quarter then ended, which date of delivery shall be not more than forty-five (45) days after the last day of such fiscal quarter. Each determination of the Consolidated Leverage Ratio on the particular Consolidated Leverage Ratio Determination Date shall be retroactively effective as of the first day of the fiscal quarter during which such Consolidated Leverage Ratio Determination Date occurs.

          "Consolidated Net Income After Tax" means, for the period in question,
           ---------------------------------
the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period taken as a single accounting period after deducting therefrom provisions for all federal, state and local income taxes due in respect of such consolidated net income, in each case as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP while the Borrower is a C corporation, computed at the actual corporate rates at the corporate level, and in the event the Borrower elects to be treated as a "Subchapter S corporation" for federal and state income tax purposes, or other pass-through entity, computed at the highest combined federal and Kentucky marginal rates for taxpayers residing in Jefferson County, Kentucky even though such taxes are imposed at the shareholder/owner level; provided, however, there shall be
                                        --------  -------
excluded from Consolidated Net Income After Tax (a) any after-tax gains of the Borrower and/or its Subsidiaries attributable to the sale of assets outside the ordinary course of business net of any losses incurred by the Borrower and/or its Subsidiaries in the same transaction or any series of related transactions, and (b) any extraordinary losses that the Bank agrees in writing should be excluded from Consolidated Net Income After Tax.

          "Contractual Obligation" means, as to any Person, any provision to be
           ----------------------
performed by such Person of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" means any condition or event which with the giving of notice
           -------
or the lapse of time, or both, would become an Event of Default.

          "Default Rate" means the Base Rate plus two percent (2%) per annum.
           ------------

          "Dollars" (or "$") means the lawful currency of the United States of
           -------
America.

          "Effective Date of the Term Loan and Revolving Line of Credit" means
           ------------------------------------------------------------
the Business Day immediately preceding the first day that the Borrower is obligated to pay the purchase price of the shares of common stock of PJ America that have been tendered to the Borrower pursuant to and in accordance with the terms and conditions of the Tender Offer.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Event of Default" means any of the events specified in Article 9
           ----------------
hereof.

          "Free Cash Flow" means, for each fiscal year of the Borrower
           --------------
commencing with the

Borrower's 2002 fiscal year, the amount equal to (a) the Consolidated EBITDA of the Borrower and is Subsidiaries for such fiscal year, less (b) the sum of (i) the Consolidated Current Maturities of Long-Term Debt of the Borrower and its Subsidiaries for such fiscal year, (ii) the Consolidated Interest Expense of the Borrower and its Subsidiaries for such fiscal year, (iii) all federal, state and local income taxes paid in cash by the Borrower and its Subsidiaries during such fiscal year, (iv) in the event the Borrower hereafter elects to be treated as a "Subchapter S corporation" for federal and state income tax purposes, all dividends and distributions paid to the shareholders of the Borrower during such fiscal year to enable them to pay their federal, state and local taxes, if any, due in respect of the net income of the Borrower for either the immediately preceding fiscal year or the current fiscal year of the Borrower, and (v) all Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year to the extent permitted under Section 8.6 hereof.

          "Funding Date" means each date that an Revolving Advance is made by
           ------------
the Bank to the Borrower or a disbursement of the principal of the Term Loan is made by the Bank to the Borrower.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America, as in effect from time to time and applied on a consistent basis.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantors" means, collectively, (a) PJ Cheese, Inc., an Alabama
           ----------
corporation, (b) PJ Louisiana, LLC, a Louisiana limited liability company, (c) PJ Utah, LLC, an Utah limited liability company, (d) Ohio Pizza Delivery, Inc., an Ohio corporation, and (e) Pizza Caribe, Inc., a Puerto Rico corporation.

          "Guaranty Agreements" means those certain Guaranty Agreements dated
           -------------------
the date of the Merger, executed and delivered by the Guarantors, respectively, in favor of the Bank, together with all amendments, modifications and supplements thereof effected in accordance with the terms and provisions of the Guaranty Agreements, pursuant to which the Guarantors will guarantee the payment of the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on each of the Line of Credit Note and the Term Note as well as all other Secured Obligations of the Borrower and its Subsidiaries to the Bank, subject in all events to the limitation on liability of each Guarantor therefor as set forth in the particular Guaranty Agreement.

          "Lending Office" means the branch, office or Affiliate designated by
           --------------
the Bank from time to time as the branch, office or Affiliate at which the Revolving Line of Credit and the Term Loan is to be made and maintained and from which all Revolving Advances and disbursements of principal of the Term Loan are to be funded.

          "LIBOR" means, with respect to each LIBOR Interest Period, the offered
           -----
rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to the LIBOR Interest Period as of 11:00 A.M. City of London, England time two (2) London Business Days prior to the first date of the LIBOR Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate.

          "LIBOR Interest Period" means with respect to each LIBOR Tranche, the
           ---------------------
period commencing on the date set forth in the particular Notice of Interest Rate Selection and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Interest Rate Selection given to the Bank pursuant to Section 2.3 or 3.5 hereof:

          provided, however, that:
          -----------------

          (x) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to any LIBOR Tranche, such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day;

          (y) any LIBOR Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such LIBOR Interest Period ends) shall, subject to clause (z) below, end on the last Business Day of a calendar month; and

          (z) the LIBOR Interest Period of any LIBOR Tranche which would otherwise end after the Maturity Date shall end on the Maturity Date.

          "LIBOR Tranche" means, as of each date of determination thereof, each
           -------------
portion of the unpaid principal of the Term Loan and/or the Revolving Line of Credit that bears interest at LIBOR plus the Applicable LIBOR Margin for the applicable LIBOR Interest Period.

          "Lien" means (a) any judgment lien or execution, attachment, levy,
           ----
distraint or similar legal process, and (b) any mortgage, pledge, hypothecation, assignment, lien, charge, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of a lessor under any capital lease and the interest of a seller under any conditional sale or other title retention agreement), which secures or purports to secure any indebtedness or other obligations.

          "Line of Credit Note" means that certain Line of Credit Promissory
           -------------------
Note of even date herewith, made by the Borrower, payable to the order of the Bank, and in the face principal amount of Five Million Dollars ($5,000,000.00), together with all amendments, modifications, renewals, extensions, restatements and replacements thereof effected in accordance with the terms and provisions of the Line of Credit Promissory Note. The form of the Line of Credit Note is attached hereto and made a part hereof as Exhibit C.

          "Loan Documents" means this Loan Agreement, the Term Note, the Line of
           --------------
Credit Note, the Guaranty Agreements, the Security Agreement, the Subsidiary Security Agreements, the Shareholder Stock Pledge Agreement, the PJ America Stock Pledge Agreement and all other documents, instruments and agreements executed or delivered in connection with the Term Loan and/or the Revolving Line of Credit and/or pursuant to this Loan Agreement or any of the other Loan Documents.

          "London Business Day" means any day other than a Saturday, Sunday or a
           -------------------
day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

          "Material Adverse Change" means a change that causes or results in or
           -----------------------
has a reasonable likelihood of causing or resulting in any material adverse change in (a) the business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document, including the timely payment of principal and/or interest on the Term Note and/or the Line of Credit Note or of other amounts payable hereunder, or
(c) the rights and remedies of the Bank under any Loan Document, and which in any such event is not remedied within a reasonable period of time to the reasonable satisfaction of the Bank.

          "Maturity Date" means  August 20, 2007.
           -------------

          "Merger" means the merger of the Borrower into PJ America with PJ
           ------
America being the surviving corporation pursuant to and upon the terms and conditions set forth in the Merger Agreement.

          "Merger Agreement" means that certain Agreement and Plan of Merger
           ----------------
dated as of June 28, 2001, between the Borrower and PJ America.

          "Net Worth" means as at any date on which the amount thereof shall be
           ---------
determined, the stockholders equity of the Borrower as determined on a consolidated basis in accordance with GAAP.

          "Notice of Borrowing" means the document in the form attached hereto
           -------------------
and made a part hereof as Exhibit D.

          "Notice of Interest Rate Selection" means the document in the form
           ---------------------------------
attached hereto and made a part hereof as Exhibit E, which shall be executed and delivered from time to time by the Borrower to the Bank pursuant to Sections 2.3 and 3.5 of this Loan Agreement to evidence (a) the election by the Borrower to have the applicable portion of the unpaid principal balance of the Term Loan and/or the Revolving Line of Credit bear interest at a rate equal to LIBOR plus the Applicable LIBOR Margin for the particular LIBOR Interest Period selected by the Borrower, and (b) upon the expiration of a LIBOR Interest Period, the election by the Borrower to have the applicable portion of the unpaid principal balance of the Term Loan and/or the Revolving Line of Credit bear interest at a rate equal to the LIBOR plus the Applicable LIBOR Margin for a successive LIBOR Interest Period selected by the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

          "Permitted Distributions" means distributions to shareholders or
           -----------------------
owners of the Borrower (a) to cover their individual income tax liabilities in or for any given tax year, computed at the highest federal and Kentucky combined marginal rates for taxpayers residing in Jefferson County, Kentucky, plus (b) fifty percent (50%) of Free Cash Flow.

          "Person" means an individual, partnership, corporation, business
           ------
trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PJ America Stock Pledge Agreement" means that certain Stock Pledge
           ---------------------------------
Agreement dated the date of the Merger, between PJ America and the Bank, together with all amendments, modifications and supplements thereof effected in accordance with the terms and provisions of the PJ America Stock Pledge Agreement, pursuant to which PJ America will pledge to the Bank, and will grant to the Bank a first priority security interest in, all of the issued and outstanding shares of capital stock of each Subsidiary of PJ America to secure the payment of the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on each of the Line of Credit Note and the Term Note as well as all other Secured Obligations of the Borrower and its Subsidiaries to the Bank.

          "Plan" means, at any particular time, any employee benefit plan which
           ----
is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 3069 of ERISA be deemed to be) an "employer" as such term is defined in
Section 3(5) of ERISA.

          "Pricing Level" means, for any Pricing Period, Pricing Level I,
           -------------
Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as may be in effect for such Pricing Period; provided that the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

          "Pricing Level I" means the Pricing Level that will be in effect for
           ---------------
the applicable Pricing Period if, as of the relevant Consolidated Leverage Ratio Determination Date, the Consolidated Leverage Ratio of the Borrower and its Subsidiaries is less than 1.5 to 1.0.

          "Pricing Level II" means the Pricing Level that will be in effect for
           ----------------
the applicable Pricing Period if, as of the relevant Consolidated Leverage Ratio Determination Date, the Consolidated Leverage Ratio of the Borrower and its Subsidiaries is equal to or greater than 1.5 to 1.0 but is less than 2.0 to 1.0.

          "Pricing Level III" means the Pricing Level that will be in effect for
           -----------------
the applicable Pricing Period if, as of the relevant Consolidated Leverage Ratio Determination Date, the Consolidated Leverage Ratio of the Borrower and its Subsidiaries is equal to or greater than 2.0 to 1.0 but is less than 2.5 to 1.0.

          "Pricing Level IV" means the Pricing Level that will be in effect for
           ----------------
the applicable Pricing Period if, as of the relevant Consolidated Leverage Ratio Determination Date, the Consolidated Leverage Ratio of the Borrower and its Subsidiaries is equal to or greater than 2.5 to 1.0 but is less than 3.0 to 1.0.

          "Pricing Level V" means the Pricing Level that will be in effect for
           ---------------
the applicable Pricing Period if, as of the relevant Consolidated Leverage Ratio Determination Date, the Consolidated Leverage Ratio of the Borrower and its Subsidiaries is equal to or greater than 3.0 to 1.0.

          "Pricing Period" means the period commencing on the first day of the
           --------------
fiscal quarter immediately succeeding the fiscal quarter in respect of which the Consolidated Leverage Ratio was most recently calculated and ending on the last day of such fiscal quarter.

          "Prime Rate" means a rate per annum equal to the prime rate of
           ----------
interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "Prohibited Transaction" means any "prohibited transaction" as defined
           ----------------------
in Section 406 of ERISA or Section 4975 of the Code.

          "Rate Management Transaction" means any transaction (including an
           ---------------------------
agreement with respect thereto) now existing or hereafter entered into among the Borrower or any of its Subsidiaries and Affiliates and the Bank or BANK ONE CORPORATION, or any of its Subsidiaries or Affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Regulatory Development" means, after the date hereof:
           ----------------------

          (a) the adoption of any applicable law, rule, regulation, or guideline or any change therein or in the interpretation or administration thereof, by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any requirement or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency; or

          (b) the application to the Bank of any such existing law, rule, regulation or guideline, not presently applicable to it (or its Lending Office).

          "Reportable Event" means any of the events set forth in Section 4043
           ----------------
of ERISA.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority including, without limitation, all laws, rules and regulations of all Governmental Authorities pertaining to the environment, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means as to a particular Person and at any
           -------------------
particular date, the officer or officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party on behalf of such Person.

          "Revolving Advance" means each advance of principal of the Revolving
           -----------------
Line of Credit made by the Bank to the Borrower pursuant to Section 3.2 of this Loan Agreement.

          "Secured Obligations" means (a) the entire unpaid principal balance of
           -------------------
and all interest now accrued or hereafter to accrue on Term Note, (b) the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on the Line of Credit Note, (c) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrower or its Subsidiaries or Affiliates to the Bank or to BANK ONE CORPORATION, or to any of its Subsidiaries or Affiliates or successors arising under or connection with Rate Management Transactions, and (d) all other indebtedness, liabilities and obligations of the Borrower and its Subsidiaries and Affiliates to the Bank arising under or pursuant to this Loan Agreement, the Term Note, the Line of Credit Note and/or the other Loan Documents to which any such party is a party, whether now existing or hereafter arising, created or acquired, and whether created directly or acquired by assignment or otherwise.

          "Security Agreement" means that certain Security Agreement dated the
           ------------------
date of the Merger, between PJ America and the Bank, together with all amendments, modifications and supplements thereof effected in accordance with the terms and provisions of the Security Agreement, pursuant to which PJ America will grant to the Bank a first priority security interest in all of the business assets of PJ America (excluding its real property leases and the leasehold estates created thereunder so long as no Default has occurred and is continuing) to secure, the payment of the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on each of the Line of Credit Note and the Term Note as well as all other Secured Obligations of the Borrower and its Subsidiaries to the Bank.

          "Shareholder Stock Pledge Agreement" means that certain Stock Pledge
           ----------------------------------
Agreement dated the date of the Merger, between the shareholders of PJ America and the Bank, together with all amendments, modifications and supplements thereof effected in accordance with the terms and provisions of the Shareholder Stock Pledge Agreement, pursuant to which the shareholders of PJ America will pledge to the Bank, and will grant to the Bank first priority security interests in, all of the issued and outstanding shares of capital stock of PJ America to secure, on a non-recourse basis to the shareholders of PJ America, the payment of the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on each of the Term Note and the Line of Credit Note as well as all other Secured Obligations of the Borrower and its Subsidiaries to the Bank.

          "Subsidiary" means, with respect to any Person, at any particular
           ----------
time, any corporation, association or other business entity of which at least a majority of the securities or other interests having ordinary voting power shall, at the time of determination, be owned or controlled (a) by such Person, or (b) by one or more of its Subsidiaries, or (c) by such Person and one or more of its Subsidiaries.

          "Subsidiary Security Agreements" means those certain Security
           ------------------------------
Agreements dated the date of the Merger, between the Subsidiaries of PJ America and the Bank, together with all amendments, modifications and supplements thereof effected in accordance with the terms and provisions of the Subsidiary Security Agreements, pursuant to which each Subsidiary of PJ America will grant to the Bank a first priority security interest in all of the business assets of such Subsidiary (excluding its real property leases and the leasehold estates created thereunder so long as no Default has occurred and is continuing) to secure, the payment of to accrue on each of the Line of Credit Note and the Term Note as well as all other Secured Obligations of the Borrower and its Subsidiaries to the Bank.

          "Tender Offer" means the offer to purchase shares of common stock of
           ------------
PJ America that are tendered to the Borrower pursuant to the Offer to Purchase for Cash All Outstanding Shares of Common Stock of PJ America, Inc. dated July 20, 2001, as the same may be amended, modified or supplemented from time to time.

          "Term Loan" means the term loan in the original principal amount of up
           ---------
to Twenty Five Million Dollars ($25,000,000.00) to be made by the Bank to the Borrower pursuant to, and upon the terms and conditions set forth in, this Loan Agreement.

          "Term Note" means that certain Term Promissory Note of even date
           ---------
herewith, made by the Borrower, payable to the order of the Bank, and in the face principal amount of Twenty Five Million Dollars ($25,000,000.00), together with all amendments, modifications, renewals, extensions, restatements and replacements thereof effected in accordance with the terms and provisions of the Term Promissory Note. The form of the Term Note is attached hereto and made a part hereof as Exhibit B.

     2.   Other Definitional Provisions.
          -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in any other Loan Document.

          (b) As used herein, accounting terms not defined in this Article I, and accounting terms partly defined in this Article I to the extent not defined, shall have the respective meanings given to them under GAAP.

                                   SECTION 2

                                   TERM LOAN
                                   ---------

     2.1  Term Loan.  The Bank hereby agrees, on the terms and conditions set
          ---------
forth in this Loan Agreement, to make the Term Loan to the Borrower in the original principal amount of up to Twenty-Five Million Dollars ($25,000,000.00). The principal of the Term Loan shall be disbursed to the Borrower in one or more advances, at the option of the Borrower upon written notice to the Bank in accordance with the provisions set forth in Section 2.3 hereof, during the period from the Effective Date of the Term Loan and the Revolving Line of Credit until the date that is one hundred and eighty (180) days after the date of consummation of the Merger. The first disbursement of principal of the Term Loan shall be in the minimum amount of Five Million Dollars ($5,000,000.00) and in integral multiples of One Million Dollars ($1,000,000.00) in excess of Five Million Dollars ($5,000,000.00). Each subsequent disbursement of principal of the Term Loan shall be in the minimum amount of One Million Dollars ($1,000,000.00) and in integral multiples of One Hundred Thousand Dollars ($100,000.00) in excess of One Million Dollars ($1,000,000.00) (unless the undisbursed principal of the Term Loan is less than One Million Dollars ($1,000,000.00) in which event the final disbursement of the principal of the Term Loan shall equal such undisbursed principal of the Term Loan). The Term Loan shall be evidenced by, shall bear interest at the rates established in, shall be payable and otherwise made on the terms set forth in this Loan Agreement and the Term Note.

     2.2  Purpose.  The proceeds of the Term Loan shall be used by the Borrower
          -------
solely to pay the purchase price of (a) shares of common stock of PJ America tendered to the Borrower pursuant to and in accordance with the terms and conditions of the Tender Offer, (b) shares of common stock of PJ America acquired by the Borrower pursuant to the Merger, and (c) the costs and expenses including, without limitation, attorneys' and accountants' fees, incurred by the Borrower in consummating the Tender Offer and the Merger and the transactions contemplated under this Loan Agreement. The Borrower specifically agrees that no portion of the proceeds of the Term Loan shall be used to purchase or carry any margin stock other than shares of common stock of PJ America acquired pursuant to the Tender Offer and the Merger, to extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose proscribed by Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. After the date of the consummation of the Merger, the Bank shall allocate Two Million Five Hundred Thousand Dollars ($2,500,000.00) of the Term Loan to any Subsidiary of the Borrower that is not domiciled within the United States of America. In such event, such Subsidiary of the Borrower and the Borrower shall execute as co-makers a Term Promissory Note made payable to the order of the Bank and otherwise in form and substance reasonably satisfactory to the Bank, and the Borrower shall execute and deliver to the Bank, and shall cause its Subsidiaries to execute and deliver to the Bank, such amendments to this Loan Agreement and the other Loan Documents as the Bank shall deem necessary and appropriate to ensure that such Term Promissory Note is secured to the same extent as the Term Note. The Bank shall, in such event, surrender the original of the Term Note to the Borrower in simultaneous exchange for a new Term Promissory Note made payable to the order of the Bank, duly executed and delivered by the Borrower and in the face principal amount equal to Twenty-Five Million Dollars ($25,000,000.00) less the face amount of the Term Promissory
Note issued by such Subsidiary of the Borrower to the Bank, and otherwise containing substantially the same terms and provisions as the Term Note.

     2.3  Notice of Borrowing; Notice of Interest Rate Selection.  Whenever the
          ------------------------------------------------------
Borrower desires to obtain a disbursement of the principal of the Term Loan, the Borrower shall deliver a Notice of Borrowing to the Bank (or telephonic notice promptly confirmed in writing pursuant to a Notice of Borrowing), such Notice of Borrowing to be given to the Bank no later than 11:00 a.m. (Louisville, Kentucky time) on the Funding Date to the extent such disbursement of principal of the Term Loan is to bear interest at the Base Rate or no later than 11:00 a.m. (Louisville, Kentucky time) three Business Days prior to the Funding Date to the extent such disbursement of principal of the Term Loan is to bear interest by reference to LIBOR. Each Notice of Borrowing shall specify (i) the amount of the disbursement of the principal of the Term Loan, (ii) the Funding Date of the disbursement of principal of the Term Loan (which shall be a Business Day), and
(iii) whether and to what extent such disbursement of principal of the Term Loan shall bear interest at the Base Rate or by reference to LIBOR. The Borrower shall have the right pursuant to a Notice of Interest Rate Selection delivered to the Bank (a) at any time to convert all or any part of the Base Rate Tranche to a LIBOR Tranche, (b) to continue all or any part of a LIBOR Tranche at the end of the LIBOR Interest Period applicable to such LIBOR Tranche to another LIBOR Tranche for the LIBOR Interest Period designated by the Borrower in the relevant Notice of Interest Rate Selection, and (c) to convert all or any part of a LIBOR Tranche at the end of the LIBOR Interest Period applicable to such LIBOR Tranche to the Base Rate Tranche. To the extent and for any day that the Borrower has not designated the interest rate to apply to the unpaid principal of the Term Loan, then to that extent and for such day the unpaid principal balance of the Term Loan shall bear interest at a rate equal to the one-month LIBOR on such date plus the Applicable LIBOR Margin. There shall not be more than six (6) LIBOR Tranches outstanding at any one time with respect to the unpaid principal balance of the Term Loan.

     2.4  Interest Rates; Payment Dates.
          -----------------------------

          (a) Interest on the Base Rate Tranche of the Term Loan shall be payable monthly in arrears to the Bank, upon any prepayment or repayment of the Base Rate Tranche of the Term Loan to the extent interest accrued on the amount being prepaid or repaid, and on the Maturity Date.

          (b) On each Consolidated Leverage Ratio Determination Date, commencing with the first such date to occur after the date of this Loan Agreement, the Applicable LIBOR Margin in effect for the Pricing Period commencing after such Consolidated Leverage Ratio Determination Date and continuing for the term of the Pricing Period shall be the Applicable LIBOR Margin corresponding to the Pricing Level in effect for such Pricing Period, as follows:

                                           Applicable
              Pricing Level               LIBOR Margin
              -------------               ------------

              Pricing Level I               1.50% per annum
              Pricing Level II              1.75% per annum
              Pricing Level III             2.00% per annum
              Pricing Level IV              2.25% per annum
              Pricing Level V               2.50% per annum

     If any financial statements delivered by the Borrower demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to subsequent financial statements or otherwise), the Bank shall notify the Borrower of such incorrectness and shall calculate the difference between the amount of interest actually paid by the Borrower on the basis of such incorrect financial statements and the amount of interest which would have been due had such incorrect financial statements not been delivered. The Bank shall notify the Borrower of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrower shall pay such amount to the Bank within three (3) Business Days of such notice.

          (c) Interest on each LIBOR Tranche of the Term Loan shall be payable in arrears on and to the last day of the LIBOR Interest Period applicable to such LIBOR Tranche; provided, however, that in the case of each LIBOR Interest
                    --------  -------
Period of more than one month, interest on the particular LIBOR Tranche shall also be payable in arrears to the Bank at the end of each one month period during such LIBOR Interest Period. Interest on each LIBOR Tranche of the Term Loan shall also be payable in arrears to the Bank upon any prepayment or repayment of that LIBOR Tranche to the extent interest accrued on the amount being prepaid or repaid, and on the Maturity Date.

          (d) If all or a portion of (i) the principal amount of the Term Loan,
(ii) any interest payable thereon, or (iii) any other amounts payable hereunder or pursuant hereto to the Bank shall not be paid to the Bank when due (whether at the stated maturity, by acceleration or otherwise) or within the grace period provided in Section 9.1(a) hereof, such overdue amount shall thereafter bear interest for each day from the date of such non-payment until paid in full (both before and after judgment) at a rate per annum equal to the Default Rate, payable on demand to the Bank.

          (e) Interest on the Term Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          (f) This Loan Agreement and each of the other Loan Documents is subject to the express condition that, at no time and under no circumstance, contingency, or event whatsoever, whether by acceleration of the maturity of amounts due hereunder or thereunder or otherwise, shall the Borrower be obligated or required to pay or be charged or shall the Bank receive interest at a rate which exceeds the maximum interest rate permitted by applicable law or which could subject the Borrower or the Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law to contract or agree to pay. It is the intent of the Borrower and the Bank, in the execution and performance of this Loan Agreement, to contract in strict compliance with the usury laws of any applicable state and of the United States of America from time to time in effect. In furtherance thereof, the Borrower and the Bank stipulate and agree that none of the terms and provisions contained in this Loan Agreement shall be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest lawful rate under applicable law; and if, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Term Loan or other amounts due hereunder include amounts which by applicable law are deemed interest which would exceed the maximum amount of non-usurious interest permitted by applicable law, then such excess shall be deemed to be a mistake, and the Bank shall credit such excess on the principal of the Term Loan (or, if the Term Loan shall have been paid in full, refund said excess to the payor thereof). The provisions of this Section 2.4(f) shall control over all other provisions of this Loan Agreement which may be in apparent conflict herewith.

     2.5  Payment of Principal.  The Borrower shall pay the principal of the
          --------------------
Term Loan to the Bank in accordance with the amortization schedule attached hereto and made a part hereof as Exhibit F. The entire unpaid principal of and all accrued and unpaid interest on the Term Loan shall be due and payable in full to the Bank on the Maturity Date, subject to the right of the Bank to demand the payment in full of the entire unpaid principal of and all accrued and unpaid interest on the Term Loan upon the occurrence and during the continuation of any Event of Default.

     2.6  Prepayments.
          -----------

          (a)   The Borrower shall pay to the Bank, within one hundred twenty
(120) days after each fiscal year end of the Borrower, as a prepayment of the unpaid principal of the Term Loan, an amount equal to fifty percent (50%) of the Free Cash Flow of the Borrower and its Subsidiaries for the immediately preceding fiscal year of the Borrower up to an amount equal to the then existing unpaid principal balance of the Term Loan. Each prepayment of the unpaid principal of the Term Loan made by the Borrower to the Bank pursuant to this
Section 2.6(a) shall be without premium or penalty and shall be applied by the Bank to the installments of principal of the Term Loan coming due in their inverse order of maturity; provided, however, in the event the Borrower prepays a

LIBOR Tranche of the Term Loan pursuant to this Section 2.6(a) on a date that is other than the expiration date of the LIBOR Interest Period applicable thereto, the Borrower shall compensate the Bank in accordance with the provisions of Section 4.3 hereof. Each prepayment of the principal of the Term Loan made by the Borrower to the Bank pursuant to this Section 2.6(a) shall be accompanied by a certificate of the Borrower setting forth the calculation of the Free Cash Flow of the Borrower and its Subsidiaries for the immediately preceding fiscal year.

          (b) In addition to the mandatory prepayments of the unpaid principal of the Term Loan required to be made by the Borrower to the Bank pursuant to subsection (a) above, the Borrower may at any (i) prepay either fifty percent (50%) or one hundred percent (100%) of the immediately succeeding installment of principal of the Term Loan coming due in accordance with the amortization schedule attached hereto and made a part hereof as Exhibit F, and (ii) at any time and from time to time prepay any other portion of the unpaid principal of the Term Loan in whole or in part in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000) and integral multiples of Ten Thousand Dollars ($10,000.00) in excess of that amount. Each prepayment of the unpaid principal of the Term Loan made by the Borrower to the Bank pursuant to subsection (i) of this Section 2.6(b) shall be without premium or penalty and shall be applied solely to the immediately succeeding installment of principal of the Term Loan coming due in accordance with the amortization schedule attached hereto and made a part hereof as Exhibit F, and each prepayment of the unpaid principal of the Term Loan made by the Borrower to the Bank pursuant to subsection (ii) of this
Section 2.6(b) shall be without premium or penalty and shall be applied by the Bank to the installments of principal of the Term Loan coming due in their inverse order of maturity; provided, however, in the event the Borrower prepays
                           --------  -------
a LIBOR Tranche of the Term Loan pursuant to either subsection (i) or subsection
(ii) of this Section 2.6(b) on a date that is other than the expiration date of the LIBOR Interest Period applicable thereto, the Borrower shall compensate the Bank in accordance with the provisions of Section 4.3 hereof. The Borrower shall give the Bank written notice of each proposed prepayment of the unpaid principal of the Term Loan pursuant to this subsection (b) at least one (1) Business Day in advance with respect to the prepayment of any portion of the Base Rate Tranche of the Term Loan and at least three (3) Business Days in advance with respect to the prepayment of any portion of any LIBOR Tranche of the Term Loan. If the Borrower has given notice of prepayment of any portion of the unpaid principal of the Term Loan to the Bank, such unpaid principal of the Term Loan specified in such notice of prepayment shall become due and payable on the prepayment date specified therein. All prepayments of the unpaid principal of the Term Loan shall be applied among the LIBOR Tranches and the Base Rate Tranch in the manner directed in writing by the Borrower to the Bank and, if the Borrower has not directed such application in writing to the Bank or if an Event of Default has then occurred and is continuing, the Bank shall apply the particular prepayment first to the Base Rate Tranche of the Term Loan to the full extent thereof and then to the LIBOR Tranches of the Term Loan, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 4.3 hereof.

     2.7  Payments.
          --------

          (a) Unless otherwise agreed to in writing, or otherwise required by applicable law, payments on the Term Loan will be applied first to accrued and unpaid interest on the Term Loan, then to the unpaid principal of the Term Loan, and any remaining amount to any unpaid collection costs, late charges and other charges incurred by the Bank in collecting or attempting to collect the Term Loan; provided, however, that upon delinquency or other default the Bank
      -----------------
reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

          (b) The Bank shall open and maintain on its books a loan account in the name of the Borrower (and PJ America after the date of consummation of the Merger) which shall show the outstanding principal amount of the Term Loan owing to the Bank, prepayments, repayments, the computation and payment of interest, and other amounts due and sums paid on the Term Loan. The loan account shall be presumptively conclusive and binding on the Borrower as to the amount at any time due from the Borrower, absent manifest error in computation.

                                   SECTION 3

                           REVOLVING LINE OF CREDIT
                           ------------------------

     3.1  Lending by Bank.  Subject to and upon the terms and conditions set
          ---------------
forth in this Loan Agreement, the Bank shall make Revolving Advances to the Borrower from time to time during the period commencing on the date of the consummation of the Merger and ending on the day immediately preceding the Maturity Date as requested by the Borrower in the relevant Notice of Borrowing, the aggregate outstanding principal balance of which shall not exceed Five Million Dollars ($5,000,000.00) at any time. Amounts repaid under the Revolving Line of Credit may be reborrowed prior to the Maturity Date but not on or after the Maturity Date.

     3.2  Purpose. Each Revolving Advance made to the Borrower shall be used for
          -------
general corporate purposes. The Borrower specifically agrees that no portion of any Revolving Advance shall be used to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose proscribed by Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     3.3  Revolving Advances.  All Revolving Advances shall be made to the
          ------------------
Borrower in immediately available funds at the following account of the
Borrower:

               Account No.:     _________________
               Account Title:   PJ Acquisition Corp.
               Bank:            Bank One, Kentucky, NA
               Bank Address:    416 West Jefferson Street
                                Louisville, Kentucky 40202
               ABA No.:         083-000-137

     Provided, the Bank shall have absolutely no obligation to make any Revolving Advance to the Borrower after the occurrence and during the continuation of any Default or Event of Default.

     3.4  Minimum Amount of Each Revolving Advance; Maximum Number and Frequency
          ----------------------------------------------------------------------
of Revolving Advances. The principal amount of each Revolving Advance shall not
---------------------
be less than One Hundred Thousand Dollars ($100,000.00) and integral multiples of Ten Thousand Dollars ($10,000.00) in excess of One Hundred Thousand Dollars ($100,000.00). The Borrower may not request that the Bank make any Revolving Advance the Funding Date for which is within three (3) days after the Funding Date of the prior Revolving Advance.

     3.5  Notice of Borrowing; Notice of Interest Rate Selection. Whenever the
          ------------------------------------------------------
Borrower desires to obtain a Revolving Advance, the Borrower shall deliver a Notice of Borrowing to the Bank (or telephonic notice promptly confirmed in writing pursuant to a Notice of Borrowing), such Notice of Borrowing to be given to the Bank no later than 11:00 a.m. (Louisville, Kentucky time) on the Funding Date of any Revolving Advance that is to bear interest at the Base Rate or no later than 11:00 a.m. (Louisville, Kentucky time) three Business Days prior to the Funding Date of any Revolving Advance that is to bear interest by reference to LIBOR. Each Notice of Borrowing shall specify (i) the principal amount of the Revolving Advance, (ii) the Funding Date of the Revolving Advance (which shall be a Business Day), and (iii) whether such Revolving Advance shall bear interest at the Base Rate or by reference to LIBOR. The Borrower shall have the right pursuant to a Notice of Interest Rate Selection delivered to the Bank (a) at any time to convert all or any part of the Base Rate Tranche to a LIBOR Tranche, (b) to continue all or any part of a LIBOR Tranche at the end of the LIBOR Interest Period applicable to such LIBOR Tranche to another LIBOR Tranche for the LIBOR Interest Period designated by the Borrower in the relevant Notice of Interest Rate Selection, and (c) to convert all or any part of a LIBOR Tranche at the end of the LIBOR Interest Period applicable to such LIBOR Tranche to the Base Rate Tranche. To the extent and for any day that the Borrower has not designated the interest rate to apply to the unpaid principal of the Revolving Line of Credit, then to that extent and for such day the unpaid principal balance of the Revolving Line of Credit shall bear interest at a rate equal to the one-month LIBOR on such date plus the Applicable LIBOR Margin. There shall not be more than six (6) LIBOR Tranches outstanding at any one time with respect to the unpaid principal balance of the Revolving Line of Credit.

     3.6  Interest Rates; Payment Dates.
          -----------------------------

          (a) Interest on the Base Rate Tranche of the Revolving Line of Credit shall be payable monthly in arrears to the Bank, upon any prepayment or repayment of the Base Rate Tranche of the Revolving Line of Credit to the extent interest accrued on the amount being prepaid or repaid, and on the Maturity Date.

          (b) On each Consolidated Leverage Ratio Determination Date, commencing with the first such date to occur after the date of this Loan Agreement, the Applicable LIBOR Margin in effect for the Pricing Period commencing after such Consolidated Leverage Ratio Determination Date and continuing for the term of the Pricing Period shall be the Applicable LIBOR Margin corresponding to the Pricing Level in effect for such Pricing Period, as follows:

                                         Applicable
               Pricing Level            LIBOR Margin
               -------------            ------------

               Pricing Level I            1.50% per annum
               Pricing Level II           1.75% per annum
               Pricing Level III          2.00% per annum
               Pricing Level IV           2.25% per annum
               Pricing Level V            2.50% per annum

     If any financial statements delivered by the Borrower demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to subsequent financial statements or otherwise), the Bank shall notify the Borrower of such incorrectness and shall calculate the difference between the amount of interest actually paid by the Borrower on the basis of such incorrect financial statements and the amount of interest which would have been due had such incorrect financial statements not been delivered. The Bank shall notify the Borrower of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrower shall pay such amount to the Bank within three (3) Business Days of such notice.

          (c) Interest on each LIBOR Tranche of the Revolving Line of Credit shall be payable in arrears on and to the last day of the LIBOR Interest Period applicable to such LIBOR Tranche; provided, however, that in the case of each
                                  -----------------
LIBOR Interest Period of more than one month, interest on the particular LIBOR Tranche shall also be payable in arrears to the Bank at the end of each one month period during such LIBOR Interest Period. Interest on each LIBOR Tranche of the Revolving Line of Credit shall also be payable in arrears to the Bank upon any prepayment or repayment of that LIBOR Tranche to the extent interest accrued on the amount being prepaid or repaid, and on the Maturity Date.

          (d) If all or a portion of (i) the principal amount of the Revolving Line of Credit, (ii) any interest payable thereon, or (iii) any other amounts payable hereunder or pursuant hereto to the Bank shall not be paid to the Bank when due (whether at the stated maturity, by acceleration or otherwise) or within the grace period provided in Section 9.1(a) hereof, such overdue amount shall thereafter bear interest for each day from the date of such non-payment until paid in full (both before and after judgment) at a rate per annum equal to the Default Rate, payable on demand to the Bank.

          (e) Interest on the Revolving Line of Credit shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.


          (f) This Loan Agreement and each of the other Loan Documents is subject to the express condition that, at no time and under no circumstance, contingency, or event whatsoever, whether by acceleration of the maturity of amounts due hereunder or thereunder or otherwise, shall the Borrower be obligated or required to pay or be charged or shall the Bank receive interest at a rate which exceeds the maximum interest rate permitted by applicable law or which could subject the

Borrower or the Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law to contract or agree to pay. It is the intent of the Borrower and the Bank, in the execution and performance of this Loan Agreement, to contract in strict compliance with the usury laws of any applicable state and of the United States of America from time to time in effect. In furtherance thereof, the Borrower and the Bank stipulate and agree that none of the terms and provisions contained in this Loan Agreement shall be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest lawful rate under applicable law; and if, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Revolving Line of Credit or other amounts due hereunder include amounts which by applicable law are deemed interest which would exceed the maximum amount of non-usurious interest permitted by applicable law, then such excess shall be deemed to be a mistake, and the Bank shall credit such excess on the principal of the Revolving Line of Credit (or, if the Revolving Line of Credit shall have been paid in full, refund said excess to the payor thereof). The provisions of this
Section 3.6(f) shall control over all other provisions of this Loan Agreement which may be in apparent conflict herewith.

     3.7  Availability Fee. The Borrower agrees to pay to the Bank, with respect
          ----------------
to each calendar quarter during the term of the Revolving Line of Credit, an availability fee (the "Availability Fee") in accordance with schedule set forth below of the positive difference between (a) Five Million Dollars ($5,000,000.00), and (b) the average daily outstanding principal balance of the Revolving Line of Credit during the particular calendar quarter. On each Consolidated Leverage Ratio Determination Date, commencing with the first such date to occur after the date of this Loan Agreement, the Availability Fee in effect for the Pricing Period commencing after such Consolidated Leverage Ratio Determination Date and continuing for the term of the Pricing Period shall be the Availability Fee corresponding to the Pricing Level in effect for such Pricing Period, as follows:


               Pricing Level           Availability Fee
               -------------           ----------------

               Pricing Level I             .20% per annum
               Pricing Level II            .30% per annum
               Pricing Level III           .40% per annum
               Pricing Level IV            .50% per annum
               Pricing Level V             .60% per annum

     The Availability Fee shall be calculated on a quarterly basis and shall be paid by the Borrower to the Bank within ten (10) days after the Borrower has received an invoice from the Bank setting forth the amount of the Availability Fee then due and payable to the Bank.

     3.8  Repayment. Notwithstanding anything herein to the contrary, the entire
          ---------
principal balance of the Revolving Line of Credit then outstanding and all accrued and unpaid interest on the Revolving Line of Credit shall be due and payable on the Maturity Date.

     3.9  Prepayments. The Borrower may at any time and from time to time prepay
          -----------
any portion of the unpaid principal of the Revolving Line of Credit in whole or in part in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000.00) and integral multiples of Ten Thousand Dollars ($10,000.00) in excess of that amount; provided, however, in the event the Borrower prepays a
                       -----------------
LIBOR Tranche of the Revolving Line of Credit pursuant to this Section 2.9 on a date that is other than the expiration date of the LIBOR Interest Period applicable thereto, the Borrower shall compensate the Bank in accordance with the provisions of Section 4.3 hereof. The Borrower shall give the Bank written notice of each proposed prepayment of the unpaid principal of the Revolving Line of Credit at least one (1) Business Day in advance with respect to the prepayment of any portion of the Base Rate Tranche of the Revolving Line of Credit and at least three (3) Business Days in advance with respect to the prepayment of any portion of any LIBOR Tranche of the Revolving Line of Credit. If the Borrower has given notice of prepayment of any portion of the unpaid principal of the Revolving Line of Credit to the Bank, such unpaid principal of the Revolving Line of Credit specified in such notice of prepayment shall become due and payable on the prepayment date specified therein. All prepayments of the unpaid principal of the Revolving Line of Credit shall be applied first to the Base Rate Tranche of the Revolving Line of Credit to the full extent thereof and then shall be applied to the LIBOR Tranches of the Revolving Line of Credit, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 4.3 hereof.

     3.10 Payments.
          --------

          (a) Unless otherwise agreed to in writing, or otherwise required by applicable law, payments on the Revolving Line of Credit will be applied first to accrued and unpaid interest on the Revolving Line of Credit, then to the unpaid principal of the Revolving Line of Credit, and any remaining amount to any unpaid collection costs, late charges and other charges incurred by the Bank in collecting or attempting to collect the Revolving Line of Credit; provided,
                                                                     ---------
however, that upon delinquency or other default the Bank reserves the right to
-------
apply payments among principal, interest, late charges, collection costs and other charges at its discretion. Should all of the foregoing be satisfied such payments shall be applied to the prepayment of the Revolving Line of Credit in accordance with Section 2.9 hereof.

          (b) Whenever any payment hereunder or under the Line of Credit Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each such case be included in the computation of interest due hereunder or thereunder; provided, however, that if with regard to any LIBOR Tranche only,
            -----------------
such extension would cause payment of interest or principal to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (c) The Bank shall open and maintain on its books a loan account in the name of the Borrower which shall show the outstanding principal amount of the Revolving Line of Credit owing to the Bank, prepayments, repayments, the computation and payment of interest, and other amounts due and sums paid on the Revolving Line of Credit. The such loan account shall be presumptively conclusive and binding on the Borrower as to the amount at any time due from the

Borrower, absent manifest error in computation.


                                   SECTION 4

                    SPECIAL PROVISIONS PERTAINING TO LIBOR
                    --------------------------------------

     4.1  Inability to Determine Interest Rate. Notwithstanding any other
          ------------------------------------
provision of this Loan Agreement, if the Bank in good faith determines (which determination shall be conclusive) that (i) deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the London interbank market for any LIBOR Interest Period, (ii) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR for any LIBOR Interest Period, or (iii) the rates at which the Bank can obtain deposits in U.S. dollars from prime banks in the London interbank market for any LIBOR Interest Period do not adequately and fairly reflect the cost to the Bank of establishing the particular LIBOR Tranche for such LIBOR Interest Period, the Bank shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower. For each LIBOR Interest Period commencing after the date of such notice, the interest rate shall be the Base Rate and not LIBOR, unless and until the Bank shall notify the Borrower in writing that the Bank has determined that the condition that gave rise to the original notice no longer exists.

     4.2  Illegality. Notwithstanding any other provision of this Loan
          ----------
Agreement, if any Regulatory Development shall make it unlawful for the Bank to make or maintain any LIBOR Tranche as contemplated by this Loan Agreement (a) the Bank shall promptly notify the Borrower thereof, and (b) each LIBOR Tranche then outstanding, if any, shall be repaid on the last day of the then applicable LIBOR Interest Period or within such earlier period as required by law or, at the sole option of the Borrower, shall be converted to a Base Rate Tranche. The Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to avoid the result of the preceding sentence, provided such efforts would not, in the Bank's good faith determination, be otherwise disadvantageous to it. The Borrower agrees promptly to pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for any loss or expense reasonably incurred by the Bank in making any repayment in accordance with this Section 4.2 with respect to the Term Loan and/or the Revolving Line of Credit including, but not limited to, any loss or expense incurred in liquidating or employing deposits from third parties. A certificate as to any additional amounts payable pursuant to this Section 4.2 submitted by the Bank to the Borrower shall be presumptively conclusive in the absence of manifest error.

     4.3  Indemnity. The Borrower hereby agrees to indemnify the Bank and to
          ---------
hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (a) default by the Borrower in any payment of principal or interest hereunder with respect to the Term Loan, (b) default by the Borrower in making any prepayment after the Bank had been given a notice of prepayment in accordance with Sections 2.6(b) or 3.9 hereof, and/or (c) the making by the Borrower of a prepayment with respect to the Term Loan, as to which the Borrower has selected a LIBOR Rate Tranche, on a day which is not the last day of a LIBOR Interest Period, in each case including, but not limited to, any such loss or expense incurred in liquidating or employing deposits from third parties or otherwise reemploying amounts prepaid for the balance of the applicable LIBOR Interest Period or in the termination of any swap or other hedging arrangements. A certificate specifying in reasonable detail (i) any additional amounts payable pursuant to this Section 4.3, and (ii) the basis for calculating such amounts, submitted by the Bank to the Borrower, shall be presumptively conclusive in the absence of manifest error.

     4.4  Increased Costs.
          ---------------

          (a) If any Regulatory Development shall (i) impose, modify or deem applicable any new reserve, special deposit insurance assessment, fee or similar requirement against loans made by, or other assets held by, or deposits in or for the account of, the Bank, or (ii) impose on the Bank any other new condition regarding this Loan Agreement, the Term Loan and/or the Revolving Line of Credit, and the result of any event referred to in clause (i) or (ii) of this subsection (a) shall be to increase the cost to the Bank of making or maintaining the LIBOR Tranches, then the Borrower shall forthwith pay to the Bank all additional amounts which are necessary to compensate the Bank for such increased costs with respect to the Term Loan and/or the Revolving Line of Credit, or the Borrower, at its sole option, may convert the same to a Base Rate Tranche. A certificate as to such increased costs setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the method of calculation thereof shall be prepared in good faith and submitted by the Bank to the Borrower and shall be presumptively conclusive (absent manifest error) as to the amount thereof.

          (b) If the Bank shall determine in good faith that any Regulatory Development regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of the Bank (or any holding company for the Bank) as a consequence of making available LIBOR Tranches to the Borrower to a level below that which the Bank (or such holding company) could have achieved but for such Regulatory Development then, upon notice of such change by the Bank by submission to the Borrower of the certificate hereinafter described, the Borrower shall forthwith upon receipt of such notice, pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction with respect to the Term Loan and/or the Revolving Line of Credit. A certificate of the Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the manner of calculation thereof shall be prepared in good faith and submitted by the Bank to the Borrower and shall be presumptively conclusive in the absence of manifest error.

     4.5  Taxes.
          -----

          (a) All payments by the Borrower to the Bank hereunder in respect of the LIBOR Tranches shall be made free and clear of and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties or other charges whatsoever (other than franchise taxes and taxes on the net income of the Bank levied or imposed by the United States and by the jurisdiction of its incorporation or by the jurisdiction in which its Lending Office is located) (all such nonexcluded taxes, levies, imposts, duties or other charges being hereinafter referred to as

"Taxes"). If the Borrower shall be required to withhold or deduct Taxes from any sum payable to the Bank hereunder in respect of the LIBOR Tranches, (i) the sum payable to the Bank shall be increased as may be necessary so that the Bank receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Borrower shall make such necessary withholdings and deductions, and (iii) the Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that the Bank shall not be required to make any deduction or payment of such Taxes. At the written request of the Borrower, the Bank shall apply for a refund of such Taxes or a credit for the same and, to the extent the Bank receives any such refund or credit, the Bank shall promptly remit the same to the Borrower.

          (b) The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Term Note and/or the Line of Credit Note or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement, the Term Note and/or the Line of Credit Note (collectively, "Other Taxes").

          (c) The Borrower will indemnify the Bank on demand for the full amount of Taxes on payments made by the Borrower for sums due and owing under this Loan Agreement, the Term Note and the Line of Credit Note (except for the Bank's franchise taxes or taxes on the net income of the Bank) or Other Taxes, each reasonably paid in good faith by the Bank, and for any liability (including, without limitation, penalties, additions to tax, interest and expenses other than those arising by virtue of the Bank's failure to pay timely such taxes) arising therefrom or with respect thereto and paid by the Bank.

          (d) Nothing in this Section 4.5 shall be construed to require the Borrower to pay any taxes, levies, imposts, duties, or other charges unrelated to the Loan Documents and the obligations of the Borrower thereunder or any income or franchise tax of the Bank or any other tax that is in effect on the date hereof.


                                   SECTION 5

                             CONDITIONS PRECEDENT
                             --------------------

     5.1  Conditions Precedent to the Term Loan and the Revolving Line of
          ---------------------------------------------------------------
Credit. The obligation of the Bank to disburse the Term Loan to the Borrower and
------
to made Revolving Advances under the Revolving Line of Credit to the Borrower is subject to the delivery of the following documents, agreements and instruments to the Bank, in each case in form and substance satisfactory to the Bank and its counsel:

          (a)  Loan Agreement. The Bank shall have received originals of this
               --------------
Loan Agreement executed by a Responsible Officer of the Borrower.

          (b)  Term Note. The Bank shall have received an original of the Term
               ---------
Note executed by a Responsible Officer of the Borrower.

          (c)  Line of Credit Note. The Bank shall have received the original of
               -------------------
the Line of Credit Note executed by a Responsible Officer of the Borrower.

          (d)  Borrower Certificate. The Bank shall have received a certificate
               --------------------
of the Secretary or an Assistant Secretary of the Borrower, dated the date hereof, certifying (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and that such resolutions have not been modified or rescinded and are in full force and effect on such date, (2) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of the Borrower, and all amendments thereto as in effect on such date, (3) the incumbence and specimen signatures of the officers of the Borrower authorized to execute the Loan Documents to which it is a party, and (4) a certificate of good standing issued on behalf of the Borrower by the Secretary of State of Delaware.

          (e)  Joint Instruction Letter. The Borrower and the Bank shall have
               ------------------------
executed and delivered to National City Bank, pursuant to the Depositary Agreement dated July 20, 2001, between the Borrower and National City Bank, the letter in the form of Exhibit G attached hereto and made a part hereof.

          (f)  Tender Offer and Merger Documents. The Bank shall have received
               ---------------------------------
copies of all documents pertaining to the Tender Offer and the Merger.

          (g)  Representations and Warranties. The representations and
               ------------------------------
warranties made by the Borrower herein shall be true and correct in all material respects.

          (h)  No Default or Event of Default. No Default or Event of Default
               ------------------------------
shall have occurred and be continuing as of the date hereof.

          (i)  Agent's Fee. The Borrower shall have paid to the Bank an agent's
               -----------
fee equal to Thirty Three Thousand Dollars ($33,000.00).

          (j)  Additional Matters. The Bank shall have received such other
               ------------------
documents as it shall reasonably request.

     5.2  Delivery of Additional Loan Documents After the Consummation of the
          -------------------------------------------------------------------
Merger. The following Loan Documents shall be delivered to the Bank immediately
------
after the consummation of the Merger:

          (a)  Guaranty Agreements. The Bank shall have received an original of
               -------------------
each Guaranty Agreement executed by a Responsible Officer of the Guarantor party thereto.

          (b)  Security Agreement. The Bank shall have received originals of the
               ------------------
Security Agreement and all accompanying UCC-1 Financing Statements, in each case duly executed by a Responsible Officer of PJ America.

          (c)  Subsidiary Security Agreements. The Bank shall have received
               ------------------------------
originals of each Subsidiary Security Agreement and all accompanying UCC-1 Financing Statements, in each case duly executed by a duly Responsible Officer of the Subsidiary party thereto.

          (d)  PJ America Stock Pledge Agreement. The Bank shall have received
               ---------------------------------
originals of the PJ America Stock Pledge Agreement and the stock certificates evidencing the stock pledged to the Bank pursuant thereto and accompanying stock powers, in each case executed by a Responsible Officer of PJ America.

          (e) PJ America Certificate. The Bank shall have received a certificate
              -----------------------
of the Secretary or an Assistant Secretary of PJ America, dated the date of the Merger, certifying (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of PJ America authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and that such resolutions have not been modified or rescinded and are in full force and effect on such date, (2) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of PJ America, and all amendments thereto as in effect on such date, (3) the incumbency and specimen signatures of the officers of PJ America authorized to execute the Loan Documents to which it is a party, and (4) a certificate of good standing issued on behalf of PJ America by the Secretary of State of Delaware.

          (f)  Guarantor Certificates. The Bank shall have received a
               ----------------------
certificate of the Secretary or an Assistant Secretary of each Guarantor, dated the date of the Merger, certifying (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Guaranty Agreement and the Subsidiary Security Agreement to which the Guarantor is a party, and that such resolutions have not been modified or rescinded and are in full force and effect on such date, (2) that attached thereto are true and complete copies of the documents of formation of the Guarantor and all amendments thereto as in effect on such date, (3) the incumbency and specimen signatures of the officers of the Guarantor authorized to execute the Guaranty Agreement and Subsidiary Security Agreement to which the Guarantor is a party, and (4) a certificate of good standing issued on behalf of the Guarantor by the Secretary of State of the state of formation of the Guarantor.

     5.3  Conditions Precedent to Each Revolving Advance. The obligation of the
          ----------------------------------------------
Bank to make each Revolving Advance to the Borrower is expressly subject to the satisfaction of the following additional conditions precedent:

          (a)  No Existing Default or Event of Default. No Default or Event of
               ---------------------------------------
Default shall have occurred and be continuing.

          (b)  Continuation of Representations and Warranties. The
               ----------------------------------------------
representations and warranties set forth in Section 6 shall be true and correct as of the date of the making of any such Revolving Advance.

          (c)  No Material Adverse Change. None of the Borrower or any of its
               --------------------------
Subsidiaries shall have experienced a Material Adverse Change.


                                   SECTION 6

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Bank to enter into this Loan Agreement and to make the Term Loan to the Borrower and to establish the Revolving Line of Credit in favor of the Borrower, the Borrower represents and warrants to the Bank for itself that:

     6.1  Corporate Existence. The Borrower is a corporation duly incorporated,
          -------------------
validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its properties and to carry on its business as now being conducted and is duly qualified as a foreign corporation to do business in, and is in good standing under the laws of, each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where its failure to be so qualified would cause a Material Adverse Change.

     6.2  Title to Assets. The Borrower and its Subsidiaries each has valid
          ---------------
title to all of its material assets free and clear of all Liens other than (a) the Liens to be created in favor of the Bank pursuant to the Loan Documents, and
(b) the Liens disclosed in the financial statements of the Borrower and its Subsidiaries.

     6.3  Corporate Authorization; No Violation. The execution, delivery and
          -------------------------------------
performance by the Borrower of the Loan Documents to which the Borrower is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not violate, breach or contravene in any material respect any Requirement of Law or Contractual Obligation of the Borrower or result in the creation of a Lien on any of its assets.

     6.4  No Defaults. There are no defaults with respect to any Contractual
          -----------
Obligation to which the Borrower is a party or under which the Borrower is bound that would cause a Material Adverse Change.

     6.5  Government Authorization. No authorization or approval or other
          ------------------------
action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Borrower for the due execution, delivery and performance by the Borrower the Loan Documents to which the Borrower is a party.

     6.6  Enforceable Obligations of the Borrower. The Loan Documents to which
          ---------------------------------------
the Borrower is a party have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

     6.7  Financial Condition. The consolidated balance sheet of PJ America as
          -------------------
at July 1, 2001, and the related consolidated statements of income for the fiscal period ended on such date, copies of which have been delivered to the Bank, present fairly the consolidated financial position of PJ America and its Subsidiaries as at such date, and the results of the operations of PJ America and its Subsidiaries for the period then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP but may be without footnotes and may be subject to normal year-end adjustments. As of July 1, 2001, PJ America did not have any material asset, liability, contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of PJ America, which was not reflected in the foregoing statements. Since July 1, 2001, no Material Adverse Change has occurred.

     6.8  No Material Litigation. Except as shown on Exhibit H attached hereto
          ----------------------
and made a part hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to the Loan Documents to which the Borrower is a party, or any of the transactions contemplated hereby or thereby, or (b) which, if determined adversely to the interests of the Borrower, would cause (either individually or in the aggregate) a Material Adverse Change.

     6.9  Taxes. The Borrower has filed or caused to be filed all tax returns
          -----
which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if any, have been provided on the books of the Borrower).

     6.10 No Misrepresentation. The information, reports, financial statements,
          --------------------
exhibits and schedules furnished by or on behalf of the Borrower to the Bank in connection with the negotiation, preparation or delivery of this Loan Agreement or the other Loan Documents or included herein or delivered pursuant hereto and the representations and warranties by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or the other Loan Documents do not contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Borrower that would cause a Material Adverse Change that has not been disclosed herein or in a report, financial statement, exhibit, schedule or other writing furnished to the Bank for use in connection with this Loan Agreement.

     6.11 ERISA. The Borrower and each Commonly Controlled Entity has fulfilled
          -----
its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with all applicable provisions of ERISA and no Reportable Event has occurred and is continuing with respect to any Plan.

     6.12 Compliance With Laws. The Borrower has complied with each Requirement
          --------------------
of Law, the non-compliance with which could cause a Material Adverse Change.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Borrower hereby covenants and agrees with the Bank that during the term of this Agreement as follows:

     7.1  Financial Statements.
          --------------------

          (a)  Annual Financial Statements.  The Borrower shall furnish to the
               ---------------------------
Bank as soon as they are available, but in any event within ninety (90) days after the end of each of the Borrower's fiscal years, a copy of the Borrower's balance sheet as at the end of such year and the related statements of income and cash flows for such year, on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous year.

          (b)  Quarterly Financial Statements. The Borrower shall furnish to the
               ------------------------------
Bank as soon as they are available, but in any event within forty-five (45) days after the end of each of the Borrower's fiscal quarters, a copy of the Borrower's balance sheet as at the end of such fiscal quarter and the related statements of income and cash flows for such fiscal quarter, on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal quarter and including a comparison between actual and budgeted results.

          (c)  Standards. All financial statements furnished to the Bank
               ---------
pursuant to this Section 7.1 shall be complete and correct in all material respects and prepared in reasonable detail, and prepared in accordance with GAAP applied consistently throughout the periods reflected therein, except for such changes in accounting principles as may be approved by a Responsible Officer and disclosed therein, and except that the statements provided pursuant to Section 7.1(b) may be without footnotes and subject to normal year-end adjustments. All financial statements furnished pursuant to Section 7.1(a) shall, in addition, be audited by a firm of independent accountants reasonably acceptable to the Bank.

     7.2  Financial Covenants. The Borrower shall at all times maintain:
          -------------------

          (a) a Net Worth of not less than:

                    (i) the greater of (A) $29,152,000 less all amounts expended for repurchases of outstanding shares of common stock of PJ America and/or any adjustments to equity as required by GAAP during the period after March 31, 2001 up to an amount not to exceed $28,000,000.00, or (B) eighty-five (85%) of the Borrower's consolidated Net Worth as of the date of the consummation of the Merger after giving effect to the Merger; and

                    (ii) as of each fiscal quarter end of the Borrower after September 30, 2001, an amount equal to (A) the Net Worth of the Borrower required to be maintained by the Borrower as of its immediately preceding fiscal quarter end (after taking into account the adjustments in clause (i) above), plus (B) 100% of the Consolidated Net Income After Tax of the Borrower and its Subsidiaries for the Borrower's fiscal quarter then ended minus the amount of Permitted Distributions paid by the Borrower during such fiscal quarter.

          (b) a Consolidated Leverage Ratio not greater than (i) 3.5 to 1.0 as of each fiscal quarter end of the Borrower through the third fiscal quarter of the Borrower's 2002 fiscal year, (ii) 3.0 to 1.0 as of each fiscal quarter end of the Borrower commencing with the last fiscal quarter of the Borrower's 2002 fiscal year and ending with the third fiscal quarter of the Borrower's 2003 fiscal year, (iii) 2.5 to 1.0 as of each fiscal quarter end of the Borrower commencing with the last fiscal quarter of the Borrower's 2003 fiscal year and ending with the third fiscal quarter of the Borrower's 2004 fiscal year, and
(iv) 2.0 to 1.0 as of each fiscal quarter end of the Borrower commencing with the last fiscal quarter of the Borrower's 2004 fiscal year ending with the Maturity Date.

          (c) a Consolidated Fixed Charge Coverage Ratio of not less than 1.25 to 1.0 as of each fiscal quarter end of the Borrower.

     7.3  Certificates; Reports; Other Information.  The Borrower shall furnish
          ----------------------------------------
to the Bank:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.1, a certificate of a Responsible Officer of the Borrower, stating that such officer has no knowledge of any Default or Event of Default or specifying the nature and extent of any Default or Event of Default known to such officer and any corrective action taken or proposed to be taken with respect thereto;

          (b) concurrently with the delivery of the financial statements referred to in Section 7.1(b), a compliance certificate of a Responsible Officer of the Borrower in the form of Exhibit I attached hereto and made a part hereof;

          (c) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

     7.4  Payment of Taxes.  The Borrower shall maintain, in accordance with
          ----------------
GAAP, appropriate reserves for the accrual of taxes and all other obligations, liabilities and claims. The Borrower shall file all tax returns required to be filed and shall pay and discharge, at or before the same become delinquent, all taxes and other similar levies, charges and imposts of any

Governmental Authority owed by the Borrower except where the same are being contested in good faith by appropriate proceedings diligently pursued.

     7.5  Maintenance of Corporate Existence. The Borrower shall maintain its
          ----------------------------------
corporate existence, rights and franchises necessary to continue its business.

     7.6  Maintenance of Properties. The Borrower shall maintain all of its
          -------------------------
tangible assets and other properties in good condition and repair, reasonable wear and tear excepted.

     7.7  Notices. The Borrower shall promptly give notice in writing to the
          -------
Bank of (a) the occurrence of any Default or Event of Default specifying the nature and extent thereof and the corrective action proposed to be taken with respect thereto, and (b) any development that has resulted in, or could reasonably be expected to cause, a Material Adverse Change.

     7.8  Compliance with the Laws. The Borrower shall comply in all material
          ------------------------
respects with all Requirements of Law, the failure to comply with which could cause a Material Adverse Change.

     7.9  Compliance with ERISA. The Borrower shall fulfill its obligations
          ---------------------
under the minimum funding standards of ERISA and the Code with respect to each Plan, and will comply in all material respects with the applicable provisions of ERISA and will not incur any liability to the PBGC or a Plan under Title IV of ERISA.

     7.10 Keeping of Records. The Borrower shall keep proper books of record
          ------------------
and account, in which full and correct entries shall be made of financial transactions and the assets and business of the Borrower in accordance with GAAP.

     7.11 Insurance. The Borrower shall maintain comprehensive general
          ---------
liability insurance, casualty insurance, workers compensation insurance and such other insurance, each in such amounts, insuring against such risks, and subject to such deductibles and other terms and conditions, as shall be acceptable to the Bank in its reasonable discretion.

     7.12 Payment of Liabilities. The Borrower shall pay all of its liabilities
          ----------------------
when due except to the extent the Borrower is contesting the validity and/or amount thereof in good faith and with due diligence and the contesting thereof will not result in a forfeiture of any of the assets of the Borrower.

     7.13 Ownership of Assets. The Borrower shall maintain ownership of all its
          -------------------
assets other than (a) the collection of its accounts, (b) the sale of its inventory in the ordinary course of business, and (c) the sale or other disposition of its equipment no longer intended to be used in the ordinary course of the Borrower's business.

     7.14 Observance of Affirmative Covenants by the Subsidiaries.  The Borrower
          -------------------------------------------------------
shall cause all of its Subsidiaries to observe and perform, to the extent applicable, all of the affirmative covenants set forth in this Section 7.

     7.15 Notice of Formation of Subsidiaries. The Borrower shall, within ten
          -----------------------------------
(10) Business Days after the formation of any Subsidiary by the Borrower or any Subsidiary of the Borrower, notify the Bank of the formation of such Subsidiary and cause such Subsidiary to execute and deliver a Guaranty Agreement and Subsidiary Security Agreement and accompanying UCC-1 Financing Statements in favor of the Bank in the form substantially similar to the Guaranty Agreements and Subsidiary Security Agreements and accompanying UCC-1 Financing Statements executed and delivered by the Guarantors in favor of the Bank. The Borrower shall in addition cause each such Subsidiary to deliver to the Bank a certificate in the form substantially similar to the certificate delivered by each Guarantor to the Bank pursuant to Section 5.1(k) hereof.

     7.16 Bank Accounts. The Borrower shall maintain all primary treasury
          -------------
management accounts, including disbursement, main concentrating and operating accounts (other than payroll accounts) with the Bank. The Borrower may maintain banking accounts in each of the markets of the Borrower and its Subsidiaries for petty cash and other operating needs of the individual stores located in each such market.

     7.17 Interest Rate Agreement.  The Borrower shall, within thirty (30) days
          -----------------------
after the Effective Date of the Term Loan and the Revolving Line of Credit, purchase at the sole expense of the Borrower, through Banc One Capital Markets (or other qualified company), (a) an interest rate swap with respect to not less than fifty percent (50%) of the original principal amount of the Term Loan and for a period of not less than three (3) years, and/or (b) a forward starting swap for the last three (3) years of the term of the Term Loan in an amount equal to fifty percent (50%) of the projected principal amount of the Term Loan as of the commencement date of such forward starting swap. The Borrower shall execute and deliver all agreements, documents and instruments and take all other actions necessary or appropriate to effect such interest rate swaps.

     7.18 Delivery of Documents Upon the Consummation of the Merger.  The
          ---------------------------------------------------------
Borrower shall, within five (5) days after the date of consummation of the Merger, (a) execute and deliver the Assumption Agreement to the Bank, and (b) cause the shareholders of the Borrower to execute and deliver to the Bank originals of the Shareholder Stock Pledge Agreement together with the stock certificates evidencing the stock pledged to the Bank pursuant thereto and accompanying executed stock powers.


                                   SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

     The Borrower hereby covenants and agrees with the Bank that during the term of this Loan Agreement as follows:

     8.1  Consolidated Funded Debt.  The Borrower shall not, and shall not
          ------------------------
permit its Subsidiaries to, incur Consolidated Funded Debt in addition to the Secured Obligations in excess of One Million Dollars ($1,000,000.00) during each fiscal year of the Borrower without the prior written consent of the Bank.

     8.2  Limitation on Liens.  The Borrower shall not, and shall not permit its
          -------------------
Subsidiaries to, create, assume, incur or suffer to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired; provided,
                                                               ---------
however, that the foregoing restriction shall not apply to the following:

          (a) Purchase money security interests securing not more than the amount of Consolidated Funded Debt permitted to be obtained by the Borrower and its Subsidiaries pursuant to Section 8.1 hereof; provided that each such
                                                 --------
purchase money security interest shall encumber only the asset acquired by the Borrower or such Subsidiary with the proceeds of the Consolidated Funded Debt secured by such purchase money security interest, and such purchase money security interest shall secure only the Consolidated Funded Debt that financed the asset encumbered by such purchase money security interest;

          (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently pursued if adequate reserves with respect thereto are maintained on the books of the Borrower or the particular Subsidiary in accordance with GAAP;

          (c) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business of the Borrower or the particular Subsidiary (A) which are not overdue for a period of more than ninety (90) days or (B) which are being contested in good faith and by appropriate proceedings diligently pursued if adequate reserves with respect thereto are maintained on the books of the Borrower or the particular Subsidiary in accordance with GAAP;

          (d) Any attachment or judgment Lien, provided that the judgment it secures shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay; or

          (e) The Liens created under the Loan Documents.

     8.3  Limitation on Extraordinary Transactions.  Except as contemplated in
          ----------------------------------------
this Loan Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with, or convey or sell in one transaction or a series of related transactions all or substantially all of its assets or business, or acquire all or substantially all of the assets, whether directly or indirectly, of any other Person, except for (a) mergers with Affiliates of the Borrower or any Subsidiary in which the Borrower or such Subsidiary is the surviving corporation, (b) the acquisition by the Borrower or its Subsidiaries of equity interests and/or assets of one or more Persons having an aggregate value not in excess of Three Million Dollars ($3,000,000.00) during each fiscal year of the Borrower without the prior written consent of the Bank, and (c) the sale of entire development areas of the Borrower or any Subsidiary of the Borrower (including the restaurants and associated assets in such territory) so long as no Event of Default then exists or would result therefrom and provided that the entire net sales cash proceeds then or thereafter realized by the Borrower or the particular Subsidiary from such sale shall be applied as a mandatory prepayment of the unpaid principal balance of the Term Loan or, if the Term Loan has been paid in full to the Bank, as a permanent paydown and reduction of the principal amount of the Revolving Line of Credit. The Borrower shall promptly forward to the Bank a copy of any agreement or document entered into or executed by the Borrower or any Subsidiary of the Borrower pursuant to this Section 8.3.

     8.4  Disposition of Assets.  Neither the Borrower nor any Subsidiary shall
          ---------------------
sell, lease, transfer or otherwise dispose of any assets, except that this
Section 8.4 shall not apply to (a) any disposition of assets in the ordinary course of business, (b) any disposition of any obsolete or retired property not used or intended to be used in the business of the Borrower or the particular Subsidiary, (c) the sale or other disposition of assets not otherwise contemplated in this Section 8.4 or Section 8.3 hereof having an aggregate value not in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00), and
(d) any sale contemplated in Section 8.3 hereof. The Borrower shall promptly forward to the Bank a copy of any agreement or document entered into or executed by the Borrower or any Subsidiary pursuant to subsection (c) of this Section 8.4.

     8.5  Transactions With Affiliates. Neither the Borrower nor any of its
          ----------------------------
Subsidiaries shall not make any loans to, or guarantee the liabilities of, any Affiliate (other than a Subsidiary) in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any one time.

     8.6  Capital Expenditures. Neither the Borrower nor any of its
          --------------------
Subsidiaries shall make or incur Capital Expenditures in excess of Four Million Dollars ($4,000,000.00) combined for the Borrower and its Subsidiaries during any fiscal year of the Borrower without the prior written consent of the Bank.

     8.7  Pari Passu. Neither the Borrower nor any Subsidiary shall create,
          ----------
assume, guarantee or suffer to exist any debt (including guaranties of debt) senior in right of payment or in any other respect to its obligations under the Loan Documents to which the Borrower is a party. Provided, nothing in this
Section 8.7 shall prohibit the Borrower from granting the Liens identified in
Section 8.2 so long as the Consolidated Funded Debt secured by such Liens is not senior in right of payment to the Secured Obligations except to the extent of the assets of the Borrower or the particular Subsidiary encumbered by any such Lien.

     8.8  Dividends, Distributions, Redemptions. The Borrower shall not make any
          -------------------------------------
dividends, distributions or other payments of any kind or nature whatsoever to its shareholders in their capacity as shareholders other than Permitted Distributions, nor shall the Borrower redeem, acquire or otherwise purchase of any of its shares of capital stock now or hereafter issued and outstanding.

                                   SECTION 9

                               EVENTS OF DEFAULT
                               -----------------

     9.1 Each of the following events shall constitute an Event of Default under this Loan Agreement:

          (a) The Borrower or any of its Subsidiaries or Affiliates shall fail to make any payment of any principal, interest, or other amount payable hereunder or under the Term Note or the Line of Credit Note or any other Secured Obligation owing to the Bank within two (2) days following the due date of such payment (whether at maturity, by acceleration or otherwise) in accordance with the terms hereof or thereof; or

          (b) The occurrence or existence of any default, event of default or other similar condition or event (however described) under any document, agreement or instrument now or hereafter executed and delivered by the Borrower or any Subsidiary or Affiliate of the Borrower or under which the Borrower or any Subsidiary or Affiliate of the Borrower hereafter becomes subject with respect to Rate Management Transactions and the same is not cured to the satisfaction of the Bank within ten (10) days after written notice of such default, event of default or other similar condition or event has been provided to the Borrower (need to have this language approved by Capital Markets); or

          (c) any material representation or warranty made or deemed made by the Borrower or any Subsidiary in this Loan Agreement or any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Loan Agreement shall in any such case prove to have been false or misleading on or as of the date made in any material respect; provided, if the Borrower shall cause any such untrue or misleading representation or warranty to cease to be untrue or misleading within ten (10) days after the date the Borrower first discovered or should have reasonably discovered that such representation or warranty became untrue or misleading, the Bank shall waive the Event of Default caused by such untrue or misleading representation or warranty in a written instrument delivered to the Borrower; or

          (d) the Borrower shall default in the observance or performance of any agreement, covenant or term contained in any Loan Document to which the Borrower is a party, and in the event that such default may be cured, fails to promptly take steps to cure such default and complete the cure of such default within thirty (30) days after the Borrower became aware of such default; or

          (e) the Borrower shall (i) default in the payment of indebtedness that is in the aggregate amount of One Hundred Thousand Dollars ($100,000.00) or more (or its equivalent in another currency) (other than the Term Loan or the Revolving Line of Credit), or any guarantee thereof, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any indebtedness in the aggregate principal amount of One

Hundred Thousand Dollars ($100,000.00) or more or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity; provided, however, the
                                                         --------  -------
occurrence of any such default described in this subsection (e) shall not constitute an Event of Default if (i) the Borrower gives prompt notice of the occurrence of any such default described in this subsection (e) to the Bank upon the Borrower gaining actual knowledge thereof and the Borrower takes any and all actions necessary to cure such default within five (5) Business Days thereafter or the Borrower in good faith and with due diligence contests the validity of the claimed default and such contest will not result in forfeiture of any of the material assets of the Borrower, or (ii) the Borrower takes any and all actions necessary to cure such default within (5) Business Days after the Bank has given the Borrower written notice of the occurrence of any default described in this subsection (e).

          (f) one or more final monetary judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of One Hundred Thousand Dollars ($100,000.00) or more and shall have been unpaid for a period of thirty (30) days or a stay of execution is not procured within thirty (30) days after the date of entry of a judgment (or in the event that a stay of execution is obtained, the judgment is not satisfied within thirty (30) days after the stay of execution is lifted or otherwise extinguished);

          (g) the validity or enforceability of any Loan Document or any Lien created thereunder in favor of the Bank shall be challenged by the Borrower or any Loan Document, or any Lien created thereunder in favor of the Bank shall be determined to be invalid or unenforceable or shall cease to remain in full force and effect for any reason other than in accordance with its express terms and the Borrower does not take all reasonable actions to restore the validity, priority and enforceability of such Lien within ten (10) days after written notice of the defective Lien has been provided to the Borrower; or

          (h) the validity or enforceability of any Guaranty Agreement and/or Subsidiary Security Agreement shall be challenged by the Guarantor party thereto or any Loan Document shall be determined to be invalid or unenforceable or shall cease to remain in full force and effect for any reason other than in accordance with its express terms; or

          (i) an event shall occur which would cause the dissolution of the Borrower (other than pursuant to the merger of the into PJ America pursuant to the Merger) or any Guarantor or other Subsidiary of the Borrower; or

          (j) the Borrower or any Guarantor or other Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

          (k) an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor or other Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days;

          (l) If the current executive officers of the Borrower (other than Ross Davison who has announced his resignation as the chief financial officer of PJ America effective after the date of consummation of the Merger) shall cease for any reason whatsoever, including, without limitation, their deaths or permanent disability, to be and continuously to perform the duties of the executive officers of the Borrower and if no successor to them reasonably satisfactory to the Bank shall have commenced to perform the duties of the executive officers of the Borrower within one hundred eighty (180) days after such cessation; or

          (m) if, for any reason (other than the Bank's affirmative election to release or terminate the Liens created by the Loan Documents) any of the Loan Documents shall cease (i) to create valid and perfected first priority Liens on the property respectively encumbered thereby in favor of the Bank or to be in full force and effect or shall be declared null and void and the Borrower does not take all reasonable actions to restore the validity, priority and enforceability of such Lien within ten (10) days after written notice of the defective Lien has been provided to the Borrower, or (ii) the validity or enforceability of any such Lien shall be contested by the Borrower or any Guarantor; or

          (n)  If the Borrower experiences a Change of Control.

     9.2  Remedies.  Upon the occurrence of an Event of Default specified in
          --------
subsection (j), (k) or (n) of Section 9.1 above, the entire unpaid principal of and all accrued and unpaid interest on the Term Note and the Line of Credit Note and all other Secured Obligations shall automatically immediately become due and payable in full to the Bank. Upon the occurrence of any other Event of Default, the Bank may by notice to the Borrower, declare the entire unpaid principal of and all accrued and unpaid interest on the Term Note and the Line of Credit Note and all Secured Obligations to be due and payable forthwith to the Bank, whereupon the same shall immediately become due and payable to the Bank. Except as expressly provided above in this Article 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the Bank may at its election proceed to enforce all other remedies available to it under the other Loan Documents and/or under the applicable law or in equity.

                                  SECTION 10

                                 MISCELLANEOUS
                                 -------------

     10.1 Amendments. No amendment or waiver of any provision of this Loan
          ----------
Agreement, the Term Note, the Line of Credit Note or the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by the Bank. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.2 Notices. All notices and other communications provided for hereunder
          -------
shall, unless otherwise specified herein, be in writing and sent by first-class mail, nationally recognized overnight courier or hand delivered as follows:

               (a)  if to the Borrower:

                    PJ Acquisition Corp.
                    Attention: Douglas S. Stephens
                    2300 Resource Drive
                    Birmingham, AL 35242

               cc:  Michael M. Fleishman, Esq.
                    Greenebaum Doll & McDonald PLLC
                    3300 National City Tower
                    101 South Fifth Street
                    Louisville, KY 40202

               (b)  if to the Bank:

                    Bank One, Kentucky, NA
                    Attention: Ms. Thelma B. Ferguson
                    416 West Jefferson Street
                    Louisville, KY 40202

               cc:  Scott W. Brinkman, Esq.
                    Ogden Newell & Welch PLLC
                    1700 Citizens Plaza
                    500 West Jefferson Street
                    Louisville, KY 40202

or, as to any party, at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when so mailed or otherwise delivered, be effective three days after being deposited in the mails or, in all other cases, when received or delivered.

     10.3 No Waiver; Remedies. No failure on the part of the Bank to exercise,
          -------------------
and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.4 Right of Set-off. Upon the occurrence and during the continuance of an
          ----------------
Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any of its Affiliates (including, without limitation, its branches) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents to which the Borrower is a party. Such right of set-off shall apply to the Bank's Affiliates as if the Bank and such Affiliates were one and the same entity. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 10.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     10.5 Costs and Expenses. The Borrower agrees to pay within ten (10) days
          ------------------
after written demand made by the Bank all reasonable costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, amendment or other modification of this Loan Agreement and the other Loan Documents. The Borrower shall also pay to the Bank on demand all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Bank in connection with the enforcement of, and preservation of rights under, this Loan Agreement and the other Loan Documents, regardless of whether a Default or Event of Default has occurred.

     10.6 Indemnity. The Borrower agrees to indemnify and hold harmless the Bank
          ---------
and its officers, directors, employees and Affiliates from and against any and all losses, damages, liabilities, claims or expenses (including the reasonable fees and expenses of counsel) incurred by any of them as a result of or in connection with any act or omission of the Borrower relating to this Loan Agreement and the other Loan Documents, any use of the proceeds of the principal of the Term Loan and the Revolving Line of Credit or the transactions contemplated herein including, without limitation, all losses, damages, liabilities, claims or expenses (including the reasonable fees and expenses of counsel) incurred by the Bank and its officers, directors, employees and Affiliates in connection with the Tender Offer and/or the Merger. Any such losses, damages, liabilities or expenses shall be reimbursed by the Borrower upon the demand of the Bank.

     10.7 Successors and Assigns. This Loan Agreement, the Term Note, the Line
          ----------------------
of Credit Note and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder and the other Loan Documents to which it is a party without the prior written consent of the Bank (other than pursuant to the merger of the Borrower into PJ America pursuant to the Merger).

     10.8  Governing Law. This Loan Agreement, the Term Note, the Line of Credit
           -------------
Note and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

     10.9  Severability. In the event any one or more of the provisions
           ------------
contained in this Loan Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10.10 Arbitration. The Borrower and the Bank agree that upon the written
           -----------
demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Loan Agreement or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Bank's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral that now or hereafter secures the performance of the Borrower's obligations under this Loan Agreement shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration agreement shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the
                          -----------------
right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration agreement shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration agreement.

     10.11 Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably
           -----------------------------------
and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Loan Agreement or the other Loan Documents to which the Borrower is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Kentucky, the Courts of the United States of America for the Western District of Kentucky and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or thereafter have to venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Bank shall have been notified pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

    10.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY AGREE TO WAIVE
          --------------------
THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, THE TERM NOTE, THE LINE OF CREDIT NOTE OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE BORROWER AND THE BANK HAVE ALREADY RELIED ON THE WAIVER IN ITS RELATED DEALINGS WITH THE OTHER. THE BORROWER AND THE BANK FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE TERM NOTE, THE LINE OF CREDIT NOTE OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    10.13 Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made under this Loan Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement, the Term

Note, the Line of Credit Note and the other Loan Documents, regardless of any investigation made by the Bank or on its behalf.

    10.14 Counterparts. This Loan Agreement may be executed in separate
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    10.15 Headings. Section headings in this Loan Agreement are included herein
          --------
for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose.

    10.16 Survival of Provisions. The provisions of this Loan Agreement shall
          ----------------------
survive any termination hereof and payment of the Term Note, the Line of Credit Note and the other Secured Obligations.

    10.17 Effective Date. This Loan Agreement and the other Loan Documents shall
          --------------
only be effective upon the Effective Date of the Term Loan and the Revolving Line of Credit.

    IN WITNESS WHEREOF, the Borrower and the Bank has caused this Loan Agreement to be executed by its duly authorized officer as of the date first written above.

PJ ACQUISITION CORP.                    BANK ONE, KENTUCKY, NA

Name: /s/ Michael M. Fleishman          Name: /s/ Thelma B. Ferguson
     -------------------------               -----------------------
By: Michael M. Fleishman                By: Thelma B. Ferguson
    --------------------                    ------------------
Title: Vice Chairman and Secretary      Title: First Vice President

                               LIST OF EXHIBITS
                               ----------------



1.   Exhibit A:     Assumption Agreement

2.   Exhibit B:     Term Note

3.   Exhibit C:     Line of Credit Note

4.   Exhibit D:     Notice of Borrowing

5.   Exhibit E:     Notice of Interest Rate Selection

6.   Exhibit F:     Amortization Schedule of the Term Loan

7.   Exhibit G:     Joint Instruction Letter

8.   Exhibit H:     Schedule of Litigation

9.   Exhibit I:     Compliance Certificate